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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF SOTHEBY'S HOLDINGS, INC.

    The significant subsidiaries of Sotheby's Holdings, Inc. which are wholly owned except where indicated, are as follows:

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
                                                              JURISDICTION OF
                                                               INCORPORATION
                                                              ---------------
Sotheby's Holdings, Inc.                                      Michigan
    Sotheby's Financial Services, Inc.                        Nevada
    SPTC, Inc.                                                Nevada
    SFS Holdings, Inc.                                        Delaware
        Fine Art Insurance Ltd.                               Bermuda
    Sotheby's, Inc.                                           New York
    Oatshare Limited                                          United Kingdom
        Sotheby's                                             United Kingdom

Other than the subsidiaries listed above, the Registrant has 23 directly and indirectly controlled domestic subsidiaries and 37 directly and indirectly controlled foreign subsidiaries.
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